Exhibit 10.3

SMART ONLINE, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT, made and entered into as of the ___ day of __________, 200__, by and between Smart Online, Inc., a Delaware corporation (the “Company”), and _____________ (the “Participant”).

WHEREAS, the committee appointed under the Smart Online, Inc. Equity Compensation Plan (the “Committee”) granted Participant an option to purchase shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), pursuant to the Smart Online, Inc. 2004 Equity Compensation Plan (the “Plan”) (capitalized terms used herein shall have the meanings set out in the Plan unless otherwise specified in this Agreement); and

WHEREAS, this Agreement evidences the grant of such option.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.    Grant of Option. The Committee hereby grants Participant an option to purchase from the Company, during the period specified in Section 2 of this Agreement, a total of ____________thousand (xx,000) shares of Stock, at the purchase price of ____________ cents ($0.xx) per share (the “Purchase Price”), in accordance with the terms and conditions stated in this Agreement. The Purchase Price represents the fair market value of the Stock on the date of this Agreement, and under no circumstances shall the Purchase Price ever be less than such fair market value on the date of this Agreement. The shares of Stock subject to the option granted hereby are referred to below as the “Shares,” and the option to purchase such Shares is referred to below as the “Option”.

2.    Vesting and Exercise of Option. The Option shall vest and become exercisable in increments in accordance with the four-year schedule set forth below, provided that the Option shall vest and become exercisable with respect to an increment as specified only if Participant [is employed] [is a Director] [is a consultant] [is _________________ (other)] with the Company on the specified date for such increment:

(a)    on the first year anniversary of the Grant Date, the Option shall vest and become exercisable with respect to ___________ percent (_______%) of the Shares; and

(b)    on each the last day of each month following the first annual anniversary thereafter, the Option shall vest and become exercisable with respect to an additional _______________ percent (__________%) of the Shares.

[NOTE: For some Consultants vesting might be based on completing projects.]

The schedule set forth above is cumulative, so that Shares as to which the Option has become vested and exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of Shares as to which it is then vested and exercisable.

Notwithstanding the foregoing, the Option shall vest and become exercisable, to the extent not already vested and exercisable, upon a Change of Control or a Corporate Reorganization, if the Company shall send Participant prior written notice of the effectiveness of such event and the last day on which Participant may exercise the Option. Participant may, upon compliance with all of the terms of this Agreement and the Plan, purchase any or all of the Shares with respect to which the Option is vested and exercisable on or prior to the last day specified in such notice, and, to the extent the Option is not exercised, it shall terminate at 5:00 P.M., eastern standard time, on the last day specified in such notice. The last day specified in the notice shall not be less than twenty (20) days after the date of the notice.

3.    Termination of Option. The Option shall remain exercisable as specified in Section 2 above until the earliest to occur of the dates specified below, upon which date the Option shall terminate:

(a)    the date all of the Shares are purchased pursuant to the terms of this Agreement;

(b)    in the event of Participant’s death or disability prior to Termination of Service of Participant, the Option shall remain exercisable until one year following the Participant’s death or disability;

(c)    upon expiration of ninety (90) days following the Participant ceasing to have the status of consultant to the Company, provided that in the event of the Participant’s death or disability during such ninety (90) day period the Option shall remain exercisable for ninety (90) days following the Participant’s death or disability; or [NOTE: PARAGRAPHS (d) AND (e) MAY NOT BE APPROPRIATE IN SOME CIRCUMSTANCES, SUCH AS WHERE A CONSULTANT IS ONLY WORKING ON A SPECIFIC PROJECT]

(d)    at 5:00 P.M., eastern standard time, on the last date specified in the notice described in Section 2 above, in the event of a Change of Control or Corporate Reorganization, except to the extent that the Option is assumed by the surviving entity or an affiliate thereof in connection with such Change in Control or Corporate Reorganization; or

(e)    the ten year anniversary of the Grant Date at 5:00 P.M., eastern standard time.

Upon its termination, the Option shall have no further force or effect and Participant shall have no further rights under the Option or to any Shares which have not been purchased pursuant to prior exercise of the Option.

4.    Manner of Exercise of Option.

(a)    The Option may be exercised only by (i) Participant’s completion, execution and delivery to the Company of a notice of exercise and, if required by the Company, an “investment letter” as supplied by the Company confirming Participant’s representations and warranties in Section 16 of this Agreement, including the representation that Participant is acquiring the Shares for investment only and not with a view to the resale or other distribution thereof, and (ii) the payment to the Company, pursuant to the terms of this Agreement, of an amount equal to the Purchase Price multiplied by the number of Shares being purchased as specified in Participant’s notice of exercise. Participant’s notice of exercise shall be given in the manner specified in Section 11 but any exercise of the Option shall be effective only when the items required by the preceding sentence are actually received by the Company. The notice of exercise and the “investment letter” may be in the form set forth in Exhibit A attached to this Agreement. Payment of the aggregate Purchase Price for Shares Participant has elected to purchase shall be made by cash or good check. Notwithstanding anything to the contrary in this Agreement, the Option may be exercised only if compliance with all applicable federal and state securities laws can be effected.

(b)    Subject to the provisions of Section 3.7 of the Plan, upon any exercise of the Option by Participant or as soon thereafter as is practicable, the Company shall issue and deliver to Participant a certificate or certificates evi-dencing such number of Shares as Participant has then elected to purchase. Such certificate or certificates shall be registered in the name of Participant and shall bear the legend specified in Section 16 of this Agreement and any legend required by any federal or state securities laws and by the state in which the Company is incorporated.

5. Definitions; Authority of Committee.

(a)    A “Change in Control” shall be deemed to have occurred if, after the class of stock then subject to this Agreement becomes publicly traded, (i) the direct or indirect beneficial ownership (within the meaning of Section 13(d) of the Act and Regulation 13D thereunder) of fifty percent (50%) or more of the class of securities then subject to this Agreement is acquired or becomes held by any person or group of persons (within the meaning of Section 13(d)(3) of the Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company, or (ii) assets or earning power constituting more than fifty percent (50%) of the assets or earning power of the Company and its subsidiaries (taken as a whole) is sold, mortgaged, leased or otherwise transferred, in one or more transactions not in the ordinary course of the Company’s business, to any such person or group of persons; provided, however, that a Change in Control shall not be deemed to have occurred upon an investment by one or more venture capital funds, Small Business Investment Companies (as defined in the Small Business Investment Act of 1958, as amended) or similar financial investors. For the purposes of this Agreement, the class of stock then subject to this Agreement shall be deemed to be “publicly traded” if such stock is listed or admitted to unlisted trading privileges on a national securities exchange or as to which sales or bid and offer quotations are reported in the automated system operated by the National Association of Securities Dealers, Inc.

(b)    A “Corporate Reorganization” means the happening of any one (1) of the following events: (i) the dissolution or liquidation of the Company; (ii) a capital reorganization, merger or consolidation involving the Company, unless (A) the transaction involves only the Company and one or more of the Company’s parent corporation and wholly-owned (excluding interests held by employees, officers and directors) subsidiaries; or (B) the shareholders who had the power to elect a majority of the board of directors of the Company immediately prior to the transaction have the power to elect a majority of the board of directors of the surviving entity immediately following the transaction; (iii) the sale of all or substantially all of the assets of the Company to another corporation, person or business entity; or (iv) an acquisition of Company stock, unless the shareholders who had the power to elect a majority of the board of directors of the Company immediately prior to the acquisition have the power to elect a majority of the board of directors of the Company immediately following the transaction; provided, however, that a Corporate Reorganization shall not be deemed to have occurred upon an investment by one or more venture capital funds, Small Business Investment Companies (as defined in the Small Business Investment Act of 1958, as amended) or similar financial investors.

(c)    “Termination of Service” shall have the meaning defined in the Plan.

(d)    All determinations made by the Committee with respect to the interpretation, construction and application of any provision of this Agreement shall be final, conclusive and binding on the parties.

6.    Rights Prior to Exercise. Participant will have no rights as a shareholder with respect to the Shares except to the extent that Participant has exercised the Option and has been issued and received delivery of a certificate or certificates evidencing the Shares so purchased.

7.    Sale or Other Disposition by Majority Interest. Participant hereby irrevocably appoints the Company and its President, or either of them, as Participant’s agents and attor-neys-in-fact, with full power of substitution for and in Partic-ipant’s name, to sell, exchange, transfer or otherwise dispose of all or a portion of Participant’s Shares and to do any and all things and to execute any and all documents and instruments (including, without limitation, any stock transfer powers) in connection therewith, such powers of attorney not to become operable until such time as the holder or holders of a majority of the issued and outstanding shares of Stock of the Company sell, exchange, transfer or otherwise dispose of, or contract to sell, exchange, transfer or otherwise dispose of, all or a majority of the issued and outstanding shares of Stock of the Company. Any sale, exchange, transfer or other disposition of all or a portion of Participant’s Shares pursuant to the foregoing powers of attorney shall be made upon substantially the same terms and conditions (including sale price per share) applicable to a sale, exchange, transfer or other disposition of shares of Stock of the Company owned by the holder or holders of a majority of the issued and outstanding shares of Stock of the Company. For purposes of determining the sale price per share of the Shares under this Section 7, there shall be excluded the consideration (if any) paid or payable to the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company in connection with any employment, consulting, noncompetition or similar agreements which such holder or holders may enter into in connection with or subsequent to such sale, transfer, exchange or other disposition. The foregoing power of attorney shall not impose or be deemed to impose any fiduciary duty or any other duty (except as set forth in this Section 7) or obligation on either the Company or its President, shall be irrevocable and coupled with an interest and shall not terminate by operation of law, whether by the death, bankruptcy or adjudication of incompetence or insanity of Participant or the occurrence of any other event.

8.    Engagement of Participant. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to engage Participant as a consultant, nor shall this Agreement affect in any way the right of the Company to terminate the engagement of Participant at any time and for any reason, except as otherwise provided in any written consulting agreement between the Company and Participant.

9.    Burden and Benefit; Company. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Participant, and their respective heirs, personal and legal representatives, successors and assigns. As used in this Section 9, the term the “Company” shall also include any corporation which is the parent or a subsidiary of the Company or any corporation or entity which is an affiliate of the Company by virtue of common (although not identical) owner-ship, and for which Participant is providing services in any form during Participant’s employment with the Company or any such other corporation or entity. Participant hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of the Company and any such other corpo-ration or entity.

10.    Entire Agreement. This Agreement and the Plan under which it is issued contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, oral or written, with respect to the subject matter herein. Participant accepts the Option in full satisfaction of any and all obligations of the Company to grant stock options to Participant as of the date hereof.

11.    Notices. Any and all notices under this Agreement shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Company, to its principal executive offices to the attention of the President, and, in the case of Participant, to Participant’s address as shown on the Company’s records.

12.    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the state in which the Company is incorporated, without reference to its conflicts of laws rules or the principles of the choice of law.

13.    Modifications. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

14.    Terms and Conditions of Plan. The terms and conditions included in the Plan, the receipt of a copy of which Participant hereby acknowledges by execution of this Agreement, are incorpo-rated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control.

15.    Stock Legend. All certificates for Shares issued by the Company to Participant or Participant’s successors and assigns or to any other person becoming a signatory to this Agreement shall be endorsed with legends in substantially the following form, and any transfer agent of the Company may be instructed to require compliance with all legends on such certificates:

The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities law. Accordingly, the shares represented by this Certificate may not be sold, offered for sale, transferred, pledged or hypothecated without an effective registration statement for such shares under the Act or applicable state securities law or an opinion of counsel satisfactory to the Company that registration is not required under the Act or any applicable state securities law.

16.    Covenants and Representations and Covenants of Participant.

Participant represents, warrants, covenants and agrees with the Company as follows:

(a)    The Option is being received for Participant’s own account without the participation of any other person, with the intent of holding the Option and the Shares issuable pursuant thereto for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares or any portion thereof.

(b)    Participant is not acquiring the Option or any Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon an independent examination and judgment as to the prospects of the Company.

(c)    Participant has had the opportunity to ask questions of and receive answers from the Company and its executive officers and to obtain all information necessary for Participant to make an informed decision with respect to the investment in the Company represented by the Option and any Shares issued upon its exercise.

(d)    Participant is able to bear the economic risk of any investment in the Shares, including the risk of a complete loss of the investment, and Participant acknowledges that Participant must continue to bear the economic risk of any investment in Shares received upon exercise of the Option for an indefinite period.

(e)    Participant understands and agrees that the Shares subject to the Option may be issued and sold to Participant without registration under any state or federal laws relating to the registration of securities and in that event will be issued and sold in reliance on exemptions from registration under appropriate state and federal laws.

(f)    Shares issued to Participant upon exercise of the Option will not be offered for sale, sold or transferred by Participant other than pursuant to: (i) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (ii) an effective registration under the Securities Act of 1933, or a transaction otherwise in compliance with such Act; and (iii) evidence satisfactory to the Company of compliance with all applicable state and federal securities laws. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws.

(g)    The Company will be under no obligation to register the Shares issuable pursuant to the Option or to comply with any exemption available for sale of the Shares by Participant without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the Securities Act of 1933 available with respect to any sale of the Shares by Participant.

(h)    Participant has not relied upon the Company with respect to any tax consequences related to the grant or exercise of this Option, or the disposition of Shares purchased pursuant to its exercise. Participant acknowledges that, as a result of the grant and/or exercise of the Option, Participant may incur a substantial tax liability. Participant assumes full responsibility for all such consequences and the filing of all tax returns and elections Participant may be required or find desirable to file in connection therewith. In the event any valuation of the Option or Shares purchased pursuant to its exercise must be made under federal or state tax laws and such valuation affects any return or election of the Company, Participant agrees that the Company may determine such value and that Participant will observe any determination so made by the Company in all returns and elections filed by Participant. In the event the Company is required by applicable law to collect any withholding, payroll or similar taxes by reason of the grant or any exercise of the Option, Participant agrees that the Company may withhold such taxes from any monetary amounts otherwise payable by the Company to Participant and that, if such amounts are insufficient to cover the taxes required to be collected by the Company, Participant will pay to the Company such additional amounts as are required.

(i)    The agreements, representations, warranties and covenants made by Participant herein with respect to the Option shall also extend to and apply to all of the Shares issued to Participant from time to time pursuant to exercise of the Option. Acceptance by Participant of any certificate representing Shares shall constitute a confirmation by Participant that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

(j)    In the event any underwriter of securities of the Company requests Participant to sign any agreement restricting resale of the Shares in connection with any public offering by the Company, Participant agrees to sign such agreement, provided the officers of the Company have signed an agreement no less restrictive. The Company may instruct its transfer agent not to transfer the Shares if requested by an underwriter as described above.

(k)    Participant hereby agrees to comply with any plan, policy or other document of the Company approved by the Board of Directors of the Company to ensure compliance with securities laws, rules and regulations both during the term of employment of Participant and for one (1) year thereafter. The Company may impose stop-transfer restrictions with respect to Shares acquired upon exercise of the Options to enforce this provision.

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IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be executed effective as of the day and year first above written.

SMART ONLINE, INC.

By:_____________________________________
Print Name:

PARTICIPANT:

_________________________________
Print Name:

EXHIBIT A

Attention: Equity Compensation Plan Committee
Smart Online, Inc.
Post Office Box 12794
Research Triangle Park, North Carolina 27709-2794

Re: Exercise of Nonqualified Stock Option

Dear Committee Members:

Pursuant to the terms and conditions of that certain Nonqualified Stock Option Agreement dated as of ____________, 20__ (the “Agreement”) between _________ and Smart Online, Inc. (the “Company”), I desire to purchase _______________ Shares of the Stock of the Company and hereby tender payment in full for such Shares in accordance with the terms of the Agreement.

I hereby reaffirm that the representations and warranties made in Section 17 of the Agreement are true and correct on the date hereof as if made on the date hereof.

Very truly yours,

Print Name:

Date: __________________________